Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Autozi Internet Technology (Global) Ltd. for the year ended September 30, 2024.

/s/Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

April 30, 2025

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com